Exhibit 16.1

                         [LETTERHEAD OF GRANT THORNTON]

June 21, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC  20549

Re:      Westbank Corporation
         File No. 0-12784


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Westbank Corporation dated June 16, 2005, and agree with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Grant Thornton LLP
----------------------

cc:      Richard A. Schaberg, Esq.
         Partner
         Thacher Proffitt & Wood
         1700 Pennsylvania Avenue NW Suite 800
         Washington, D.C. 20006